Exhibit 99.1

Updated IHS Markit Ltd. FAQs for People-Managers, posted internally on December 3, 2020

Hi all, we are working on people manager Q&A to help you answer questions that we have received over the last week. We have pulled together a version, which we will continue to build out. More details will come out tomorrow via email, but wanted to share the people manager Q&A with you ahead of the weekend. If you have received questions that are not included in the employee or people manager Q&A, please let us know as we will continue to build them out. Many thanks

People manager questions and answers

1.	Where can I go to access materials that will help me lead my team in gaining clarity on this transaction?

We will be posting more information and key materials on the people manager community page on INFOnet.

2.	Will my team’s headcount be reduced?

When two companies combine, there is often some overlap across divisions and functions. As can be expected in a transaction of this type, we anticipate some level of reduction in force. Where this occurs, our priority will be to work closely with the impacted people to explore other opportunities within the company.

In the event of redundancies, we will provide people with an enhanced severance package to recognize their contributions and assist them in their transition.

3.	What is the enhanced severance policy?

In the event of redundancies as a result of the transaction, we will provide people with an enhanced severance package to recognize their contributions and assist them in their transition. Severance for eligible participants will consist of:

•	12 months of base salary paid in equal instalments across 12 months (not based on employment elsewhere)

•	12 months target bonus / commission paid in equal instalments across 12 months (not based on employment elsewhere)

•	12 months of healthcare

•	Accelerated vesting of all outstanding equity awards that were granted prior to the transaction completion date

All subject to local law or pursuant to an existing employment or contractual agreement.

These terms will survive for two years post-closing.

4.	When will I be informed of organizational structure changes?

As part of integration planning, division and function leaders will work closely with the Integration Management Office (IMO) to design future organizational structures.

At this time, it is business as usual and there is no change to either the IHS Markit and S&P Global company structure, operating procedures or reporting lines. An Integration Management Office (IMO) with representatives from both IHS Markit and S&P Global will work closely through the integration process, and as part of planning, we will determine the best structure for the combined company.

For now, it is important that all teams focus on achieving 2021 objectives for their respective companies to deliver the results that our customers and shareholders expect. We will continue to communicate any significant organizational structure changes in a timely manner.

5.	If my team members are feeling anxiety over this announcement, how can I best support them?

We have a number of support systems in place including the Employee Assistance Program (EAP) and various online learning tools through the Academy and wellbeing network.

We encourage you to visit our wellness page on INFOnet to find more learning resources and tools to help support you.

6.	How will IHS Markit and S&P Global integrate people, programs and services?

The integration process will be led by Integration Management Office (IMO) representatives from S&P Global and IHS Markit, who will form a team to develop and execute integration plans to bring together the two companies. Both IHS Markit and S&P Global have proven track records in integration.

Using best practices learned over time by both companies, the focus will be on ensuring a smooth transition for our people, maximizing growth opportunities and increasing operational efficiencies.

Both companies are values-based organizations who share a focus on innovation, customer experience and careers. As the integration work progresses, our people will be updated regularly.

7.	Is there a recruitment hiring freeze in place during the sign to close period?

We will continue to remain prudent with the hiring process and planned 2021 hiring within divisions and functions will continue. If you have specific questions and/or critical hiring needs, please discuss with your manager and People Partner.

8.	Will promotions be impacted as a result of this merger?

We will continue to remain prudent with the promotion process, but candidates who were successful through the 2020 promotions process will have their promotion honoured with effect from 1 March 2021. If you have specific questions and/or critical talent needs, please discuss with your manager and human resources partner.

9.	What happens to any planned organizational change within my business / function?

Decisions around any planned restructures or organizational changes prior to close of transaction will be closely evaluated by the leadership teams in the respective business / function. Any decisions made will be appropriately communicated and cascaded. We’re committed to remaining as transparent as possible about this process.

10.	What happens to any projects that my team members are working on?

At this time, it is business as usual and there is no change to any projects. We will continue to execute project plans across strategic initiatives. It is important that all teams focus on achieving 2021 objectives for their respective companies to deliver the results that our customers and shareholders expect.

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Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about future business and operating results, the industry and markets in which S&P Global Inc. (“S&P Global”) and IHS Markit Ltd. (“IHS Markit”) operate and beliefs of and assumptions made by S&P Global management and IHS Markit management, involve uncertainties that could significantly affect the financial or operating results of S&P Global, IHS Markit or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will, ” “should,” “may,” “projects,” “could,” “would,” “target,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Such forward-looking statements include, but are not limited to, projections of earnings, statements of plans for future operations or expected revenues, statements about the benefits of the transaction involving S&P Global and IHS Markit, including future financial and operating results and cost and revenue synergies, the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for shareholders, benefits of the proposed transaction to shareholders, employees, customers and other constituents of the combined company, the outcome of contingencies, future actions by regulators, changes in business strategies and methods of generating revenue, the development and performance of each company’s services and products, integrating our companies, cost savings, the expected timetable for completing the proposed transaction, general conditions in the geographic areas where we operate and our respective effective tax rates, cost structure, dividend policy, cash flows or liquidity — are forward-looking statements.

These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in such forward-looking statements. We can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with: (i) the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; (ii) the ability of S&P Global and IHS Markit to obtain shareholder approval for the proposed transaction; (iii) uncertainty relating to the impact of the proposed transaction on the businesses of S&P Global and IHS Markit, including potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction and changes to existing business relationships during the pendency of the acquisition that could affect S&P Global’s and/or IHS Markit’s financial performance; (iv) the ability of S&P Global to successfully integrate IHS Markit’s operations and retain and hire key personnel; (v) the ability of S&P Global to implement its plans, forecasts and other expectations with respect to IHS Markit’s business after the consummation of the proposed transaction and realize expected synergies; (vi) business disruption following the proposed transaction; (vii) economic, financial, political and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, including the upcoming U.S. presidential transition, the United Kingdom’s withdrawal from the European Union, natural and man-made disasters, civil unrest, pandemics (e.g., the coronavirus (COVID-19) pandemic (the “COVID-19 pandemic”)), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent U.S. administration; (viii) the ability of S&P Global and IHS Markit to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber -attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; (ix) the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets, including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down or similar actions and policies; (x) the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; (xi) changes in debt and equity markets, including credit quality and spreads; (xii) demand for investment products that track indices and assessments, and trading volumes of certain exchange-traded derivatives; (xiii) changes in financial markets, capital, credit and commodities markets and interest rates; (xiv) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xv) the parties’ ability to meet expectations regarding the accounting and tax treatments of the proposed transaction; and (xvi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (the “SEC”) by S&P Global and IHS Markit from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q. While the list of factors presented here is considered representative, this list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on S&P Global’s or IHS Markit’s consolidated financial condition, results of operations, credit rating or liquidity. Except to the extent required by applicable law or regulation, each of S&P Global and IHS Markit disclaims any duty to update any forward-looking statements contained in this communication or to otherwise update any of the above-referenced factors.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, S&P Global and IHS Markit will file relevant materials with the SEC, including a registration statement on Form S-4 filed by S&P Global to register the shares of S&P Global common stock to be issued in connection with the proposed transaction. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of S&P Global and IHS Markit seeking their approval of their respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT S&P GLOBAL, IHS MARKIT AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from S&P Global at its website, or from IHS Markit at its website. Documents filed with the SEC by S&P Global will be available free of charge by accessing S&P Global’s website at www.spglobal.com under the heading Investor Relations, or, alternatively, by directing a request by telephone to 866-436-8502 (domestic callers) or 212-438-2192 (international callers) or by mail to S&P Global at Investor Relations, S&P Global Inc., 55 Water Street, New York, NY 10041, and documents filed with the SEC by IHS Markit will be available free of charge by accessing IHS Markit’s website at www.ihsmarkit.com under the heading Investor Relations or, alternatively, by directing a request by telephone to 303-790-0600 or by mail to IHS Markit at IHS Markit Investor Relations and Corporate Communications, 15 Inverness Way East, Englewood, CO 80112.

Participants in the Solicitation

S&P Global, IHS Markit and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of S&P Global and IHS Markit in respect of the proposed transaction under the rules of the SEC. Information about IHS Markit’s directors and executive officers is available in IHS Markit’s Form 10-K for the year ended November 30, 2019, proxy statement dated February 28, 2020 for its 2020 Annual General Meeting of Shareholders, and certain of its Current Reports on Form 8-K. Information about S&P Global’s directors and executive officers is available in S&P Global’s Form 10-K for the year ended December 31, 2019, proxy statement dated March 30, 2020 for its 2020 Annual Meeting of Shareholders, and certain of its Current Reports on Form 8-K. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from S&P Global or IHS Markit using the sources indicated above.